                                                                  EXHIBIT 10.10


===============================================================================



                                    FORM OF

                            REIMBURSEMENT AGREEMENT


                                  by and among



                            TIME WARNER CABLE INC.,

                             AOL TIME WARNER INC.,

                          WARNER COMMUNICATIONS INC.,

               AMERICAN TELEVISION AND COMMUNICATIONS CORPORATION


                                      and



                    TIME WARNER ENTERTAINMENT COMPANY, L.P.






                          Dated: [__________], 200[ ]




===============================================================================

                               TABLE OF CONTENTS


                                                                                                       Page
                                                                                                       ----

1.       Definitions.....................................................................................1

2.       Option Reimbursement for AOLTW Options..........................................................3
         2.1      Company Eligible Option Holders........................................................3
         2.2      TWE Eligible Option Holders.  .........................................................3
         2.3      Assumption of AOLTW Obligations.  .....................................................4
         2.4      Consistent Tax Treatment...............................................................4
         2.5      Post-Contribution Option Grants........................................................4
         2.6      Post-IPO Option Grants.................................................................5

3.       Reimbursement...................................................................................5
         3.1      TWE Debt Guarantor Payments............................................................5
         3.2      Priority of Rights.....................................................................5
         3.3      Duty to TWE Debt Guarantors............................................................5
         3.4      Authorization of TWE Debt Guarantor Payment............................................6
         3.5      Certain Information....................................................................6
         3.6      Systems Maintenance....................................................................6
         3.7      Compliance with Article Ten of TWE Indenture...........................................6

4.       Company Guarantee...............................................................................7

5.       Employee and Benefit Reimbursement..............................................................7
         5.1      Employee Services.  ...................................................................7
         5.2      Benefit Plans.  .......................................................................7
         5.3      Method of Reimbursement.  .............................................................7
         5.4      Other..................................................................................8
         5.5      General................................................................................8

6.       Miscellaneous...................................................................................8
         6.1      Notices................................................................................8
         6.2      Successors and Assigns.................................................................9
         6.3      Amendment and Waiver...................................................................9
         6.4      Survival...............................................................................9
         6.5      TWE Debt Guarantor Rights and Remedies.................................................9
         6.6      Counterparts; Effectiveness............................................................9
         6.7      Headings..............................................................................10
         6.8      GOVERNING LAW.........................................................................10
         6.9      Jurisdiction..........................................................................10
         6.10     WAIVER OF JURY TRIAL.  ...............................................................10
         6.11     Severability..........................................................................10
         6.12     Rules of Construction.................................................................10
         6.13     Entire Agreement; Third Party Beneficiaries...........................................10
         6.14     Further Assurances....................................................................11


Exhibit A

                            REIMBURSEMENT AGREEMENT

                  REIMBURSEMENT AGREEMENT (this "Agreement"), dated [__________], 200[ ], by and among Time Warner Cable Inc., a Delaware corporation, f/k/a MediaOne TWE Holdings, Inc. (the "Company"), AOL Time Warner Inc., a Delaware corporation ("AOLTW"), Warner Communications Inc., a Delaware corporation ("WCI"), American Television and Communications Corporation, a Delaware corporation ("ATC" and, together with WCI, the "TWE Debt Guarantors") and Time Warner Entertainment Company, L.P., a Delaware limited partnership ("TWE").

                  WHEREAS, effective as of and in connection with the closing of the transactions contemplated by the Restructuring Agreement, dated as of August [ ], 2002 (the "Restructuring Agreement"), by and among AOLTW, AT&T Corp., a New York corporation, the Company and the other parties thereto, the parties have agreed to enter into certain reimbursement arrangements as hereinafter provided.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided, that, for purposes of this definition, "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other equity securities, by contract or otherwise; provided, further, that for purposes of this Agreement the Company and its Subsidiaries shall not be deemed to be Affiliates of AOLTW or any of its Affiliates.

                  "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

                  "AOLTW" has the meaning set forth in the preamble of this Agreement.

                  "ATC" has the meaning set forth in the preamble of this Agreement.

                  "Board of Directors" means the Board of Directors of the Company.

                  "Beneficiaries" has the meaning set forth in Section 3.1(a) of this Agreement.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

                  "Capital Stock" means the Common Stock, par value $0.01 per share, of AOLTW or any other class of capital stock of AOLTW (or any predecessor or successor class thereof).

                  "Closing Price" means, with respect to any given date, the last reported sale price of a share of Capital Stock (regular way) on such date as shown on the NYSE Composite Transactions Tape, or, in case no such sale takes place on such day, the average of the closing bid and asked prices of such stock on such day on the NYSE, or, if such stock is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such stock is listed or admitted to trading, or, if it is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices of such stock on such day as reported by NASDAQ, or, if such stock is not so reported, the average of the closing bid and asked prices of such stock on such day as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by AOLTW for that purpose.

                  "Company" has the meaning set forth in the preamble to this Agreement.

                  "Company Eligible Option Holder" means any officer or other employee of the Company (or any of its Subsidiaries, other than TWE and its Subsidiaries) including, without limitation, any Person who becomes an officer or other employee of the Company (or any of its Subsidiaries, other than TWE and its Subsidiaries) as a result of the transactions contemplated by the Restructuring Agreement, who has been, or from time to time is, issued stock options to purchase shares of Capital Stock.

                  "Company Option Reimbursement Amount" has the meaning set forth in Section 2.1 of this Agreement.

                  "Initial Offering Date" means the date upon which shares of Class A Common Stock, par value $0.01 per share, of the Company, or Class B Common Stock, par value $0.01 per share, of the Company, shall have been sold in an initial public offering (whether primary or secondary) of the Company pursuant to an effective registration statement filed by the Company.

                  "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

                  "NYSE" means the New York Stock Exchange.

                  "Person" means any individual, corporation, limited liability company, partnership, firm, group (as such term is used under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), joint venture, association, trust, unincorporated organization, estate, trust or other entity.

                  "Restructuring Agreement" has the meaning set forth in the recitals to this Agreement.

                  "Subsidiary" means, with respect to any Person, any other Person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other body performing similar functions are at any time directly or indirectly owned by such Person; provided, that for purposes of this Agreement the Company and its Subsidiaries shall not be deemed to be Subsidiaries of AOLTW or any of its Subsidiaries.

                  "TWE" has the meaning set forth in the preamble to this Agreement.

                  "TWE Eligible Option Holder" means any officer or other employee of TWE and its Subsidiaries, including, without limitation, any Person who becomes an officer or other employee of TWE or any of its Subsidiaries as a result of the transactions contemplated by the Restructuring Agreement, who has been, or from time to time is, issued stock options to purchase shares of Capital Stock.

                  "TWE Indenture" means that certain Indenture, dated as of April 30, 1992, by and among Time Warner Inc., a Delaware Corporation, TWE and The Bank of New York, a New York banking corporation, as trustee, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

                  "TWE Option Reimbursement Amount" has the meaning set forth in Section 2.2 of this Agreement.

                  "TWE Public Debt Guarantee" means the guarantee by the TWE Debt Guarantors of TWE's obligations under the TWE Indenture.

                  "TWE Debt Guarantor Payment" has the meaning set forth in
Section 3.1 of this Agreement.

                  "TWE Debt Guarantors" has the meaning set forth in the preamble to this Agreement.

                   "WCI" has the meaning set forth in the preamble to this Agreement.

                  2.       Option Reimbursement for AOLTW Options.

                           2.1      Company Eligible Option Holders. Upon the
exercise by any Company Eligible Option Holder of any stock option to purchase shares of Capital Stock, the Company shall promptly (after notice of such exercise is provided by AOLTW to the Company) pay to AOLTW, for each share of Capital Stock so purchased, an amount (such amount, the "Company Option Reimbursement Amount") equal to the excess of (i) the Closing Price of a share of such Capital Stock as of the date of such exercise, over (ii) the aggregate exercise price paid by such Company Eligible Option Holder for each such share of Capital Stock.

                           2.2      TWE Eligible Option Holders. Upon the
exercise by any TWE Eligible Option Holder of any stock option to purchase shares of Capital Stock,

TWE shall promptly (after notice of such exercise is provided by AOLTW to the Company) pay to AOLTW, for each share of Capital Stock so purchased, an amount (such amount, the "TWE Option Reimbursement Amount") equal to the excess of (i) the Closing Price of a share of such Capital Stock as of the date of such exercise, over (ii) the aggregate exercise price paid by such TWE Eligible Option Holder for each such share of Capital Stock.

                           2.3      Assumption of AOLTW Obligations. In lieu of
the procedures described in Sections 2.1 and 2.2 above, if satisfactory arrangements are reached with a Company Eligible Option Holder or a TWE Eligible Option Holder, as applicable, at AOLTW's request, the Company or TWE, as applicable, shall agree to assume AOLTW's obligations with respect to any outstanding stock options held by such Company Eligible Option Holder or TWE Eligible Option Holder, as applicable. In such event, upon exercise of any such stock option by such Company Eligible Option Holder or TWE Eligible Option Holder, as applicable, the Company or TWE, as applicable, shall (A) purchase the shares of Capital Stock issuable upon exercise of such stock option from AOLTW at a price (payable in cash) equal to the Closing Price of a share of such Capital Stock on the date of exercise and (B) deliver such shares to the Company Eligible Option Holder or TWE Eligible Option Holder, as applicable, against payment to the Company or TWE by such Company Eligible Option Holder or TWE Eligible Option Holder, as applicable, of the exercise price therefor.

                           2.4      Consistent Tax Treatment. AOLTW agrees and
acknowledges that the Company or TWE, as applicable, shall be entitled to claim the benefit of any federal, state and local income tax deduction with respect to the Company Option Reimbursement Amount and the TWE Option Reimbursement Amount permitted to be deducted by the Company or TWE, as applicable, in accordance with applicable law, and AOLTW shall not take any position inconsistent therewith, unless required by a change in applicable law or a good faith resolution of a contest. In the event AOLTW takes such an inconsistent position as permitted by the preceding sentence, it shall pay to the Company or TWE, as applicable, any tax benefit actually realized as a result of claiming the benefit of any tax deductions with respect to the Company Option Reimbursement Amount or the TWE Option Reimbursement Amount, as applicable; provided, however, that subject to the foregoing, the determination of whether to claim any such benefit, whether by filing an original or amended tax return or otherwise, shall be made by AOLTW in its sole and absolute discretion. For purposes of the foregoing, any such benefit shall be deemed "actually realized" by AOLTW only if and to the extent that AOLTW shall have determined, in its sole reasonable discretion, that its liability for taxes is less than its liability for taxes would have been had it not taken into account any such tax deductions.

                           2.5      Post-Contribution Option Grants. After the
date hereof and prior to the date of the Initial Offering Date, options to purchase Capital Stock shall be granted to officers or employees of the Company or any of its Subsidiaries and to officers or employees of TWE or any of its Subsidiaries only in the ordinary course of business consistent with past practices.

                           2.6      Post-IPO Option Grants. In no event shall
options to purchase Capital Stock be granted to officers or employees of the Company or any of its Subsidiaries or to officers or employees of TWE or any of its Subsidiaries after the Initial Offering Date.

                  3.       Reimbursement.

                           3.1      TWE Debt Guarantor Payments. In the event
that any TWE Debt Guarantor makes any payment under its TWE Public Debt Guarantee or any other indebtedness of the Company or its Subsidiaries guaranteed from time to time by the TWE Debt Guarantors (a "TWE Debt Guarantor Payment"):

                                    (a)      Each of TWE and the Company (the
"Beneficiaries") agrees, jointly and severally, to reimburse such TWE Debt Guarantor in full for all TWE Debt Guarantor Payments of such TWE Debt Guarantor together with interest thereon from the date of payment until reimbursed in full at a rate per annum equal to the interest rate on the indebtedness with respect to which such TWE Debt Guarantor Payment was made and without regard to any rights that such Beneficiary may have against any other guarantor of the obligations under the TWE Indenture which might otherwise limit such Beneficiary's liability to reimburse such TWE Debt Guarantor in full; and

                                    (b)      Each of the Beneficiaries hereby
acknowledges that such TWE Debt Guarantor shall be fully subrogated to the extent of its TWE Debt Guarantor Payment to all of the rights and remedies (including without limitation all security interests if any) of the holders under the TWE Indenture against such Beneficiary.

                           3.2      Priority of Rights. Each of the
Beneficiaries hereby agrees that all of the rights of the TWE Debt Guarantors referred to in this Agreement shall have priority over any right of such Beneficiary, whether direct or indirect, by contribution, subrogation, reimbursement, indemnification or otherwise, to demand any payment, contribution or reimbursement whatsoever from the other Beneficiary until such time as any and all TWE Debt Guarantor Payments have been repaid to the respective TWE Debt Guarantors in full and the TWE Debt Guarantors have no further obligations under their respective TWE Debt Guarantees, and until such time such Beneficiary shall not be entitled to exercise any such rights against any other party to this Agreement.

                           3.3      Duty to TWE Debt Guarantors. Except for
non-waivable, mandatory duties imposed by law, each of the Beneficiaries hereby acknowledges and agrees that (i) neither of the TWE Debt Guarantors has any duties to them with respect to the method, manner and timing of the exercise or nonexercise of any of such TWE Debt Guarantor's rights to recover payment of any TWE Debt Guarantor Payment of such TWE Debt Guarantor and (ii) to the extent that any such duties may exist, they are hereby waived.

                           3.4      Authorization of TWE Debt Guarantor
Payment. In the event that a TWE Debt Guarantor makes any TWE Debt Guarantor Payment, such TWE Debt Guarantor is hereby irrevocably authorized by each of the Beneficiaries at any time and from time to time without notice to such Beneficiary, any such notice being hereby waived by such Beneficiary, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such TWE Debt Guarantor, its Subsidiaries or its Affiliates to or for the credit or the account of such Beneficiary, or any part thereof in such amounts as such TWE Debt Guarantor may elect, on account of the liabilities of such Beneficiary to such TWE Debt Guarantor in respect of such TWE Debt Guarantor Payment hereunder or under the TWE Indenture, whether or not such TWE Debt Guarantor has made any demand for payment. Such TWE Debt Guarantor shall notify such Beneficiary promptly of any such set-off made by it and the application made by it of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each TWE Debt Guarantor under this Section 3 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such TWE Debt Guarantor may have against such Beneficiary.

                           3.5      Certain Information. Each of the
Beneficiaries, at its own cost and expense, shall provide, or cause to be provided, to the TWE Debt Guarantors, as soon as reasonably practicable after written request therefor, any information in the possession or under the control of such Beneficiary that the requesting TWE Debt Guarantor reasonably requires (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting TWE Debt Guarantor (including under applicable securities or tax laws) by a governmental authority having jurisdiction over the requesting TWE Debt Guarantor, (ii) for use in any other judicial, regulatory, administrative, tax or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation, tax or other similar requirements or (iii) to comply with its obligations under this Agreement; provided, however, that in the event that any party determines that any such provision of information would reasonably be expected to violate any law or agreement or waive any attorney-client privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such consequence. Each of the Beneficiaries intends that any transfer of information that would otherwise be within the attorney-client privilege shall not operate as a waiver of any potentially applicable privilege.

                           3.6      Systems Maintenance. After the date hereof,
each of the Beneficiaries shall maintain in effect adequate systems and controls to the extent necessary to enable them to satisfy their respective reporting, accounting, audit and other obligations.

                           3.7      Compliance with Article Ten of TWE
Indenture. Each of the Beneficiaries agrees to comply with the covenants contained in Article Ten of the TWE Indenture as in effect on the date hereof. The provisions of Article Ten of the TWE

Indenture and the related definitions are hereby incorporated by reference into this Agreement with the same effect as if set forth fully herein.

                  4. Company Guarantee. On the date hereof, the Company is entering into a guarantee agreement (in the form attached hereto as Exhibit A or in any other form as the parties shall agree) providing for a guarantee by the Company to the holders of debt securities issued by TWE pursuant to the TWE Indenture. At the request of the Company, TWE (or any of its Subsidiaries) will execute a guarantee in a similar form in respect of any indebtedness of the Company or its Subsidiaries outstanding from time to time.

                  5.       Employee and Benefit Reimbursement.

                           5.1      Employee Services. Upon the agreement of
AOLTW and the Company, certain employees of AOLTW and/or its Affiliates may from time to time provide services to the Company or its Subsidiaries. From and after the date hereof, the Company or its Subsidiaries, as applicable, shall reimburse AOLTW and/or any such Affiliates, in the manner set forth in Section
5.3 hereof, for the costs of providing such services, including reasonable allocations of compensation, employee benefit plan costs (including administration costs and benefit accruals associated therewith), overhead, and other fixed costs and expenses.

                           5.2      Benefit Plans. Except as otherwise
specifically provided in this Agreement with respect to options to purchase shares of Capital Stock, to the extent that, on or after the date hereof, any current, future or former employees of the Company or its Subsidiaries participate in any benefit plans, programs, or arrangements maintained by AOLTW or any of its Affiliates, the Company or its Subsidiaries, as applicable, shall reimburse AOLTW or, if applicable, such Affiliate or Affiliates, in the manner set forth in Section 5.3 hereof, for all costs, including administration costs and benefit accruals, associated with such employees' participation in the employee benefit plans, programs or arrangements with respect to employment by the Company or its Subsidiaries in a manner that is consistent with past practice; provided, however, that (i) except as set forth in Section 5.1, in the event that any employee described above becomes employed by AOLTW or any of its Affiliates after the Closing (as defined in the Restructuring Agreement), then the Company and its Subsidiaries will not be required to reimburse AOLTW or any of its Affiliates for any costs associated with such employee's participation in employee benefit plans, programs or arrangements while employed by, or on account of such employee's employment with, AOLTW or any of its Affiliates after the Closing and (ii) in the event that any employee of AOLTW or any of its Affiliates becomes employed by the Company or any of its Subsidiaries after the Closing then the Company and its Subsidiaries will not be required to reimburse AOLTW or any of its Affiliates for any costs associated with such employee's participation in employee benefit plans, programs or arrangements while such employee was employed by, or on account of such employee's employment with, AOLTW or any of its Affiliates.

                           5.3      Method of Reimbursement. Any reimbursement
pursuant to Section 5.1 or 5.2 shall be made by the Company or its Subsidiaries, as applicable, in a manner consistent with prior practices of AOLTW and TWE with respect to such reimbursement.

                           5.4      Other. The provisions of this Agreement
will be interpreted in a manner consistent with past practice, except as otherwise expressly provided by this Agreement or in any other agreement or arrangement between or among the parties contemplated by the Restructuring Agreement (or any other Transaction Agreement (as defined therein)) or entered into after the date hereof.

                           5.5      General. The provisions of this Section 5
shall at all times be subject to the requirements of Article VI of the By-laws of the Company. No reimbursement will be made pursuant to this Section 5 if reimbursement in respect of the same payment or service has been made pursuant to another provision of this Agreement or any other agreement among the parties.

                  6.       Miscellaneous.

                           6.1      Notices. All notices, demands or other
communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, courier service or personal delivery:

                                    (a)      if to the Company or TWE:

                                             c/o Time Warner Cable Inc.
                                             75 Rockefeller Plaza
                                             New York, New York 10019-6908
                                             Telecopy:  (212) 258-3172
                                             Attention: Executive Vice President
                                                        and General Counsel:


                                    (b)      if to AOLTW, ATC or WCI:

                                             c/o AOL Time Warner Inc.
                                             75 Rockefeller Plaza
                                             New York, New York 10019-6908
                                             Telecopy:  (212) 258-3172
                                             Attention: Executive Vice President
                                                        and General Counsel

or such other address or facsimile number as such party hereto may hereafter specify for such purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. on a Business Day, in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

                           6.2      Successors and Assigns. The provisions of
this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party hereto may assign, delegate or transfer any of its rights or obligations hereunder without the consent of the other parties hereto.

                           6.3      Amendment and Waiver.

                                    (a)      Any amendment, supplement or
modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by the Company and AOLTW; provided, that any material amendment, supplement or modification of or to this Agreement shall also require the approval of a majority of the Independent Directors (as defined in the Restated Certificate of Incorporation of the Company). Any such amendment, supplement, modification, waiver or consent shall be binding upon the Company, AOLTW and the other parties hereto.

                                    (b)      No failure or delay on the part of
any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies provided for herein are cumulative and are not exclusive of any rights and remedies that may be available to the parties hereto at law, in equity or otherwise.

                           6.4      Survival. The rights of each party under
this Agreement shall continue to be effective, or be reinstated, as the case may be, if any payment made hereunder, or any part thereof, on account of any of the reimbursement obligations hereunder is at any time rescinded or at any time must otherwise be restored or returned by such party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any other party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, such party or any substantial part of their property, or otherwise, all as though such payments had not been made.

                           6.5      TWE Debt Guarantor Rights and Remedies.
Notwithstanding anything in this Agreement to the contrary, the rights accorded to each TWE Debt Guarantor hereunder shall be in addition to, and not in lieu of, any rights that such TWE Debt Guarantor may have to be reimbursed for all TWE Debt Guarantor Payments of such TWE Debt Guarantor at common law, in equity, by separate agreement or otherwise.

                           6.6      Counterparts; Effectiveness. This Agreement
may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

                           6.7      Headings. The headings in this Agreement
are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                           6.8      GOVERNING LAW. THIS AGREEMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

                           6.9      Jurisdiction. Any suit, action or
proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in any federal or state court located in the State and City of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

                           6.10     WAIVER OF JURY TRIAL. EACH OF THE PARTIES
HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                           6.11     Severability. If any term, provision,
covenant or restriction of this Agreement is determined by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

                           6.12     Rules of Construction. Unless the context
otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

                           6.13     Entire Agreement; Third Party
Beneficiaries.

                                    (a)      This Agreement (together with all
exhibits hereto) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to such subject matter.

                                    (b)      Except as provided below, this
Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Notwithstanding the foregoing, AT&T (as defined in the Restructuring Agreement) shall be deemed a third party beneficiary of Sections 2.5 and 2.6 hereof for so long as AT&T Corp. holds a number of shares of Class A Common Stock, par value $0.01 per share, of the Company at least equal to five percent (5%) of the aggregate number of outstanding shares of such Class A Common Stock and Class B Common Stock, par value $0.01 per share, of the Company.

                           6.14     Further Assurances. Each of the parties
shall, and shall cause their respective Affiliates to, execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.


                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

                  IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Reimbursement Agreement on the date first written above.


                                    TIME WARNER CABLE INC.


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    AOL TIME WARNER INC.


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    WARNER COMMUNICATIONS INC.


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    AMERICAN TELEVISION AND COMMUNICATIONS
                                    CORPORATION


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    TIME WARNER ENTERTAINMENT COMPANY, L.P.


                                    By: WARNER COMMUNICATIONS INC.,
                                        as General Partner


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                                                      Exhibit A




                    TIME WARNER ENTERTAINMENT COMPANY, L.P.,

                                      AND

                             TIME WARNER CABLE INC.

                                       TO

                             THE BANK OF NEW YORK,

                                    TRUSTEE



                         EIGHTH SUPPLEMENTAL INDENTURE

                         DATED AS OF [_______________]

                  EIGHTH SUPPLEMENTAL INDENTURE dated as of [_____], 200[_], by and among TIME WARNER ENTERTAINMENT COMPANY, L.P., a Delaware limited partnership ("TWE"), TIME WARNER CABLE INC., a corporation duly organized and existing under the laws of the State of Delaware ("TW Cable "), and THE BANK OF NEW YORK, a banking corporation duly organized and existing under the laws of New York, Trustee (the "Trustee").

                                    RECITALS

                  Time Warner, Inc. ("TWI"), TWE, the Trustee and certain other parties have executed and delivered an Indenture dated as of April 30, 1992, as amended by a First Supplemental Indenture dated as of June 30, 1992, a Second Supplemental Indenture dated as of December 9, 1992, a Third Supplemental Indenture dated as of October 12, 1993, a Fourth Supplemental Indenture dated as of March 29, 1994, a Fifth Supplemental Indenture dated as of December 28, 1994, a Sixth Supplemental Indenture dated as of September 29, 1997 and a Seventh Supplemental Indenture dated as of December 29, 1997 (the "Indenture"), providing for, among other things, the issuance from time to time of unsecured debentures, notes or other evidences of indebtedness (the "Securities"), to be issued in one or more series as provided in the Indenture.

                  TWE and TW Cable have duly authorized the execution and delivery of this Eighth Supplemental Indenture to provide for, among other things, (i) the guarantee of TWE's obligations under the Securities by TW Cable (the "TW Cable Guaranty") and (ii) the addition of TW Cable as a party to the Indenture, subject in each case to the terms and conditions described herein.

                  This Eighth Supplemental Indenture is being executed pursuant to and in accordance with Section 901 of the Indenture.

                  All things necessary to make this Eighth Supplemental Indenture a valid and binding agreement of TWE and TW Cable have been done.

                  NOW, THEREFORE, WITNESSETH:

                  For and in consideration of the promises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, it is mutually agreed, for the equal proportionate benefit of all Holders of the Securities, as follows:

                                  ARTICLE ONE

                      INCORPORATION OF PREVIOUS DOCUMENTS

                  SECTION 101.      INCORPORATION OF PREVIOUS DOCUMENTS.

                  This Eighth Supplemental Indenture is a supplemental indenture within the meaning of the Indenture and shall be read together and shall have the same effect as though all the provisions thereof and hereof were contained in one instrument. Unless otherwise expressly provided, the provisions of the Indenture are incorporated herein by reference.

                  SECTION 102.      DEFINITIONS.

                  Unless otherwise provided herein, the terms used herein shall have the meanings ascribed to such terms in the Indenture.

                  SECTION 103.      GOVERNING LAW.

                  This Eighth Supplemental Indenture, the Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

                                  ARTICLE TWO

                                    GUARANTY

                  SECTION 201.      TW CABLE GUARANTY.

                  For value received, TW Cable, and each of its successors and assigns, hereby fully and unconditionally guarantees to each Holder of the Securities upon which this TW Cable Guaranty is referred to, and to the Trustee on behalf of each such Holder, the due and punctual payment of all principal of (and premium, if any, on) and interest on such Security, when and as the same shall become due and payable, whether at Stated Maturity upon redemption or repayment, upon declaration of acceleration or otherwise, according to the terms of the Securities and of the Indenture. In case of the failure of TWE or any successor thereto punctually to pay any such principal, premium or interest, TW Cable hereby agrees to immediately cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity, upon redemption or repayment, upon declaration of acceleration or otherwise, as if such payment were made by TWE.

                  TW Cable hereby agrees that as long as this Section 201 is in effect with respect to TW Cable pursuant to the Indenture, its obligations hereunder shall be unconditional and absolute, irrespective of the validity, regularity or enforceability of any such Security or the Indenture, the absence of any action to enforce the same, the granting of any waiver or consent by the Holder of any such Security with respect to any provisions thereof, the recovery of any judgment against TWE or any action to enforce the same, or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. TW Cable hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of TWE, any right to require a proceeding be brought first against TWE, protest, notice and all demands whatsoever, and covenants that as long as this Section 201 is in effect with respect to TW Cable pursuant to the Indenture, this TW Cable Guaranty will not be discharged except by complete payment of the payment and other obligations contained in any such Security or in this Section 201.

                  TW Cable acknowledges and agrees for the benefit of the Trustee and such Holders that the Trustee and such Holders (in the case of an Event of Default under Section 501(1) or (2) of the Indenture) may directly and simultaneously proceed against TW Cable for the enforcement of this TW Cable Guaranty and against TWE (as Obligor). The obligations of TW Cable hereunder are independent of the obligations of TWE under the Securities and the Indenture, and a separate action or actions may be brought and prosecuted against TW Cable hereunder whether or not (i) an action or proceeding is brought against TWE or any other guarantor, (ii) TWE or TW Cable is joined in any such action or proceeding against such other guarantor and (iii) the Trustee or such Holders have taken any action to collect or attempt to otherwise collect such obligations from TWE or any other Person liable therefor.

                  Anything in this Section 201 to the contrary notwithstanding, the TW Cable Guaranty is and shall be deemed to be a Guarantee of payment, and not a Guarantee of collection.

                  If the Trustee or the Holder of any such Security is required by any court or otherwise to return to TWE or any custodian, receiver, liquidator, trustee, sequestrator or other similar official acting in relation to TWE, any amount paid to the Trustee or such Holder in respect of such Security, this TW Cable Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. TW Cable further agrees, to the fullest extent that it may lawfully do so, that, as between TW Cable, on the one hand, and such Holders and the Trustee, on the other hand, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five of the Indenture for the purposes of this TW Cable Guaranty, notwithstanding any stay, injunction or other prohibition extent under any applicable bankruptcy law preventing such acceleration in respect of the obligations guaranteed hereby.

                  TW Cable hereby irrevocably subordinates to the prior payment in full of all Securities guaranteed by TW Cable hereunder, any claim or other rights which it may now or hereafter acquire against TWE that arises from the existence, payment, performance or enforcement of TW Cable's obligations under this TW Cable Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of any Holder of any such Security or the Trustee on behalf of such Holder against TWE or any collateral which any such Holder or the Trustee on behalf of such Holder hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from TWE, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to TW Cable in violation of the preceding sentence at any time prior to the payment in full of all obligations and all other amounts payable hereunder, such amount shall be deemed to have been paid to TW Cable for the benefit of, and held in trust for the benefit of, any Holder of such Security and the Trustee on behalf of such Holder, and shall forthwith be paid to the Trustee for the benefit of such Holder to be credited and applied upon such guaranteed obligations, whether matured or unmatured, in accordance with the terms of the Indenture. TW Cable acknowledges that the subordination set forth in this Section 201 is knowingly made.

                  This TW Cable Guaranty shall become effective upon execution and delivery of this Eighth Supplemental Indenture by each of the parties hereto.

                  No reference herein to the Indenture and no provision of this
Section 201 or of the Indenture shall alter or impair the Guarantee of TW Cable, which is absolute and unconditional, of the due and punctual payment of the principal of (and premium, if any) and interest on the Securities upon which this TW Cable Guaranty is referred to.

                                 ARTICLE THREE

                  ADDITION OF TW CABLE AS A PARTY TO INDENTURE

                  By execution of this Eighth Supplemental Indenture, TW Cable agrees that it shall be party to, and shall be subject to, bound by and entitled to the benefits of, the Indenture as supplemented by this Eighth Supplemental Indenture.

                  This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one of the same instrument.


              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed by their respective officers or agents, all as of the day and year first above written.


                                    TIME WARNER ENTERTAINMENT
                                    COMPANY, L.P.


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    TIME WARNER CABLE INC.


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    THE BANK OF NEW YORK, Trustee


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

STATE OF NEW YORK          )
                           :
COUNTY OF NEW YORK         )

                  On the ____ day of ________, before me personally came ____________, to me known, who, being by me duly sworn, did depose and say that he is a ____________ of TIME WARNER ENTERTAINMENT COMPANY, L.P., the Delaware limited partnership described in and which executed the foregoing instrument; that he knows the seal of said limited partnership; that the seal affixed to said instrument is such seal; that it was so affixed by authority of the Board of Representatives or the Managing General Partners of said limited partnership, and that he signed his name thereto by like authority.


                                             ----------------------------------


                                                  ------------------------
                                             Notary Public, State of New York
                                                    No. ____________
                                               Qualified in New York County
                                                Commission Expires ________


STATE OF NEW YORK          )
                           :
COUNTY OF NEW YORK         )

                  On the __ day of ________, before me personally came ___________, to me known, who, being by me duly sworn, did depose and say that he is a __________ of TIME WARNER CABLE INC., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                             ----------------------------------


                                                  ------------------------
                                             Notary Public, State of New York
                                                    No. ____________
                                               Qualified in New York County
                                                Commission Expires ________

STATE OF NEW YORK          )
                           :
COUNTY OF NEW YORK         )

                  On the ____ day of ________, before me personally came ____________, to me known, who, being by me duly sworn, did depose and say that he is a ____________ of THE BANK OF NEW YORK, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said limited partnership; that the seal affixed to said instrument is such seal; that it was so affixed by authority of the Board of Representatives or the Managing General Partners of said limited partnership, and that he signed his name thereto by like authority.


                                             ----------------------------------


                                                  ------------------------
                                             Notary Public, State of New York
                                                    No. ____________
                                               Qualified in New York County
                                                Commission Expires ________